As filed with the Securities and Exchange Commission on August 16, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INDAPTUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-3158720
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

3 Columbus Circle

15th Floor

New York, NY 10019

(646) 374-8050

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey A. Meckler

Chief Executive Officer

Indaptus Therapeutics, Inc.

3 Columbus Circle

15th Floor

New York, NY 10019

(646) 374-8050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Gary Emmanuel, Esq.

Ze’-ev D. Eiger, Esq.

McDermott Will & Emery LLP

One Vanderbilt Avenue

New York, NY 10017

Tel: (212) 547-5400

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common Stock, $0.01 par value per share, underlying pre-funded warrants to purchase Common Stock	2,727,273	$8.60	$23,454,547.80	$2,558.89
Common Stock, $0.01 par value per share, underlying investor warrants to purchase Common Stock	2,727,273	$8.60	$23,454,547.80	$2,558.89
Common Stock, $0.01 par value per share, underlying placement agent warrants to purchase Common Stock	136,364	$8.60	$1,172,730.40	$127.94

Total	5,590,910	$8.60	$48,081,826.00	$5,245.73

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Registrant is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low sale prices of the Registrant’s shares of common stock on the Nasdaq Capital Market on August 13, 2021.

(2)	Calculated in accordance with Rule 457(c) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 16, 2021

PROSPECTUS

5,590,910 Shares

Indaptus Therapeutics, Inc.

Common Stock

The selling stockholders named in this prospectus, or the selling stockholders, may use this prospectus to offer and resell from time to time up to 5,590,910 shares of our common stock, par value $0.01, consisting of (i) 2,727,273 shares of our common stock issuable upon the exercise of pre-funded warrants issued in the private placement on August 3, 2021 (the “August 2021 Private Placement”), (ii) 2,727,273 shares of our common stock issuable upon the exercise of investor warrants issued in the August 2021 Private Placement, and (iii) 136,364 shares of our common stock issuable upon the exercise of placement agent warrants issued in the August 2021 Private Placement.

The selling stockholders were issued these shares pursuant to a Securities Purchase Agreement between us and those certain investors signatory thereto, or the Purchase Agreement, which was entered into on July 23, 2021. We are registering the offer and resale of these shares of our common stock to satisfy an obligation set forth in the Purchase Agreement, pursuant to which we agreed to register the resale of these shares of our common stock underlying the warrants within a limited period of time following the date of the Purchase Agreement.

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

The selling stockholders, or their donees, pledgees, transferees or other successors-in-interest, may offer or resell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of shares. We will bear all costs, expenses and fees in connection with the registration of the shares. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution” beginning on page 11 of this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “INDP”. On August 13, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $8.27 per share.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 6 and in our most recent Quarterly Report on Form 10-Q and other reports we file with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

The selling stockholders may resell, from time to time, in one or more offerings, the shares of our common stock offered by this prospectus. Information about the selling stockholders may change over time. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or its offices described below under the heading “Where You Can Find More Information”.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not, and the selling stockholders has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling stockholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the shares of our common stock are to be made in any jurisdiction in which such an offer or sale is not permitted. You should assume that the information contained in this prospectus or in any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the shares of our common stock offered hereby or thereby.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference herein or therein is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

1

PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in or incorporated by reference into this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context indicates otherwise, in this prospectus, the terms “Indaptus,” “Company,” “we,” “us” and “our” refer to Indaptus Therapeutics, Inc. (formerly Intec Parent, Inc.) and, where appropriate, its consolidated subsidiaries following the domestication merger and the reverse merger described below. References to “Intec Parent” refer to Intec Parent, Inc., the successor of Intec Pharma Ltd. following the domestication merger, references to “Intec Israel” refer to Intec Pharma Ltd., the predecessor of Intec Parent prior to the domestication merger described below, and references to “Decoy” refer to Decoy Biosystems, Inc., the entity acquired by Intec Parent in connection with the reverse merger described below.

Unless otherwise indicated, all information in this prospectus gives effect to a 1-for-4 reverse share split of the ordinary shares of Intec Israel that became effective on July 26, 2021 prior to the domestication merger described below, and also gives effect to a 1-for-20 reverse share split of the ordinary shares of Intec Israel that became effective on October 30, 2020 (collectively, the “Reverse Share Splits”), and all references to ordinary shares outstanding and per share amounts give effect to these Reverse Share Splits.

Overview

Indaptus is a pre-clinical biotechnology company developing a novel and patented systemically-administered anti-cancer and anti-viral immunotherapy. Indaptus has evolved from more than a century of immunotherapy advances. Indaptus’s approach is based on the hypothesis that efficient activation of both innate and adaptive immune cells and associated anti-tumor and anti-viral immune responses will require a multi-targeted package of immune system activating signals that can be administered safely intravenously. Indaptus’ patented technology is composed of single strains of attenuated and killed, non-pathogenic, Gram-negative bacteria, with reduced i.v. toxicity, but largely uncompromised ability to prime or activate many of the cellular components of innate and adaptive immunity. This approach has led to broad anti-tumor and anti-viral activity, including safe, durable anti-tumor response synergy with each of five different classes of existing agents, including checkpoint therapy, targeted antibody therapy and low-dose chemotherapy in pre-clinical models. Tumor eradication by Indaptus technology has demonstrated activation of both innate and adaptive immunological memory and, importantly, does not require provision of or targeting a tumor antigen in pre-clinical models. Indaptus has carried out successful GMP manufacturing of its lead clinical candidate, Decoy20, and is currently completing other IND-enabling studies.

Important Information about COVID-19

In late 2019, a novel strain of COVID-19, also known as coronavirus, was reported in Wuhan, China. While initially the outbreak was largely concentrated in China, it has now spread to countries across the globe. The COVID-19 pandemic has resulted in significant financial market volatility and uncertainty in the past year. The COVID-19 pandemic is affecting the United States and global economies and may affect the Company and its Subsidiaries’ operations and those of third parties on which the Company relies, including by causing disruptions in the supply of our product candidates and the conduct of current and future clinical trials. The COVID-19 pandemic may affect the operations of the FDA and other health authorities, which could result in delays of reviews and approvals, including with respect to the Company’s product candidates. Additionally, while the potential economic impact brought by, and the duration of the COVID-19 pandemic is difficult to assess or predict, the impact of the COVID-19 pandemic on the global financial markets may reduce the Company’s ability to access capital, which could negatively impact our short-term and long-term liquidity. It is not possible at this time to estimate the full impact that the COVID-19 pandemic could have on our operations, as the impact will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, and the actions that may be required to contain COVID-19 or treat its impact.

2

Company Information

Intec Israel was established and incorporated in Israel on October 23, 2000 as a private Israeli company under the name Orly Guy Ltd. In February 2001, Intec Israel’s name was changed to Intec Pharmaceuticals (2000) Ltd. Intec Israel’s research and development activities began originally through a private partnership, Intec Pharmaceutical Partnership I.P.P, a general Israeli partnership, formed on September 21, 2000. Its operations were transferred in full to us at the beginning of 2002 in return for the allocation of shares in our company to the partners in the partnership, pro rata with their ownership in the partnership. In March 2004, Intec Israel changed its corporate name to Intec Pharma, Ltd. In February 2010, Intec Israel successfully completed an initial public offering in Israel on the Tel Aviv Stock Exchange, or TASE and in August 2015 Intec Israel completed an initial public offering in the U.S.

Indaptus (formerly Intec Parent) was established and incorporated in Delaware on February 24, 2021 as a private Delaware corporation and wholly owned subsidiary of Intec Israel. On August 3, 2021, Indaptus completed its merger with Decoy following the satisfaction or waiver of the conditions set forth in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 15, 2021 among Indaptus, Intec Israel, and Dillon Merger Subsidiary Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) pursuant to which Merger Sub merged with and into Decoy, with Decoy surviving as a wholly owned subsidiary of the Company (the “Merger”). Previously, on July 27, 2021, Intec Israel, Indaptus and Domestication Merger Sub Ltd., an Israeli company and a wholly-owned subsidiary of Indaptus (the “Domestication Merger Sub”), completed the domestication merger pursuant to the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated April 27, 2021 (the “Domestication Merger Agreement”), whereby Domestication Merger Sub merged with and into Intec Israel, with Intec Israel being the surviving entity and a wholly-owned subsidiary of Indaptus (the “Domestication Merger”). At the time of the Domestication Merger, Intec Israel continued to possess all of its assets, rights, powers and property as constituted immediately prior to the Domestication Merger and continued to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Domestication Merger.

Also, in connection with the Merger, Indaptus changed its name from “Intec Parent, Inc.” to “Indaptus Therapeutics, Inc.” and the business conducted by Decoy became the business conducted by Indaptus, which is a pre-clinical stage biotech company developing a novel and patented systemically-administered anti-cancer and anti-viral immunotherapy. For a further description of Indaptus’s business, see the section “Business of Indaptus” in the Registration Statement on Form S-4 (File No. 333-255389) filed by Indaptus and Intec Israel as co-registrants with the SEC on May 12, 2021 (the “Registration Statement”).

At the effective time of the Merger, each outstanding share of Decoy common stock, par value $0.001 per share (the “Decoy Common Stock”) (including shares issuable upon the conversion of Decoy SAFEs (Simple Agreements for Future Equity) and Decoy preferred stock, par value $0.001 per share, into Decoy Common Stock) converted into 2.654353395 shares of Indaptus common stock, par value $0.01 per share. In addition, at the effective time of the Merger, each outstanding and unexercised Decoy stock option converted into a stock option exercisable for that number of shares of common stock of Indaptus subject to such option and the exercise price being appropriately adjusted to reflect the exchange ratio. Immediately following closing of the Merger there were 5,405,963 shares of Indaptus common stock outstanding, with pre-merger Decoy stockholders owning approximately 65.6% and pre-merger Intec Israel shareholders owning approximately 34.4% of the Indaptus. The figures above do not give effect to shares issuable upon the exercise of outstanding Indaptus warrants or options. Assuming the exercise in full of the pre-funded warrants sold in the Private Placement (as defined below), there would be 8,133,236 shares of Indaptus common stock outstanding.

On July 23, 2021, Indaptus entered into a securities purchase agreement with a certain institutional investor, pursuant to which Indaptus agreed to sell and issue, in a private placement (the “Private Placement”) a pre-funded warrant to purchase up to 2,727,273 shares of Indaptus’s common stock (the “Pre-funded Warrant”) and a warrant to purchase up to 2,727,273 of Indaptus’s common stock (the “Warrant”) at a purchase price of $10.99 per Pre-funded Warrant and associated Warrant, for aggregate gross proceeds to Indaptus of approximately $29.9 million (or approximately $30.0 million assuming the full exercise of the Pre-funded Warrant), before deducting the placement agent’s fees and other estimated offering expenses payable by Indaptus. In addition, Indaptus agreed to issue to the placement agent or its designees a warrant to purchase 136,364 shares of Indaptus’ common stock. On August 3, 2021, the Private Placement closed.

Following completion of the Merger, shares of Indaptus common stock commenced trading at market open on August 4, 2021 on the Nasdaq Capital Market under the name “Indaptus Therapeutics, Inc.” and ticker symbol “INDP” and under the new CUSIP 45339J 105.

3

In connection with the completion of the Merger, on August 4, 2021, our board determined to wind down the Accordion Pill business of Intec Israel. We initiated the process of making our employees in Israel aware of the decision beginning on August 4, 2021, and we intend to maintain an adequate number of employees in Israel until the completion of the wind down of the Accordion Pill business. We expect to incur salaries, severance payments and close out expenses of approximately $800,000 in connection with the wind down. In connection with the winding down, on August 4, 2021, we initiated the termination of outstanding contracts with counterparties and the sale of Intec Israel’s Accordion Pill related assets, including the termination of the Process Development Agreement dated as of December 17, 2018 between Intec Israel and LTS Lohmann Therapie Systeme AG, that provided for the manufacture of AP-CD/LD capsules, as a result of which Intec Israel expects to pay approximately 2 million Euros (approximately $2.4 million) as a termination fee. In addition, on August 5, 2021, Intec Israel and its landlord agreed to terminate the Unprotected Lease Agreement with R.M.P.A. Assets Ltd. dated June 2, 2003, as amended, for the lease of offices located in Jerusalem, Israel, as a result of which Intec Israel agreed to the payment of a break-up fee of $600,000. In addition, as a result of winding down, Intec Israel performed an impairment assessment on its non-current assets as of June 30, 2021, which resulted in an impairment charge of approximately $3.2 million.

We expect that the winding down of the Accordion Pill business will be substantially complete by the end of the third quarter of 2021.

Our principal executive offices are located at 3 Columbus Circle, 15th Floor, New York, NY 10019 and our telephone number is (646) 374-8050. Our website address is http://www.indaptusrx.com. The information contained on, or that can be accessed through, our website is neither a part of nor incorporated into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

4

THE OFFERING

Securities offered by the selling stockholders	Up to 5,590,910 shares of our common stock, par value $0.01 per share underlying the pre-funded warrants, investor warrants, and placement agent warrants that have been issued to the selling stockholders in connection with the Private Placement.

Selling Stockholders	All of the shares of our common stock are being offered by the selling stockholders. See “Selling Stockholders” on page 9 of this prospectus for more information on the selling stockholders.

Use of Proceeds	We will not receive any proceeds from the sale of the shares in this offering. See “Use of Proceeds” beginning on page 8 of this prospectus for additional information.

Registration Rights	Under the terms of the Purchase Agreement, we have agreed to file the registration statement of which this prospectus forms a part in order to register the resale by the selling stockholders of the shares of our common stock offered hereby. See “Selling Stockholders” on page 9 of this prospectus for additional information.

Plan of Distribution	The selling stockholders, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of our common stock offered under this prospectus from time to time through public or private transactions at our prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of our common stock offered under this prospectus to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 11 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Risk Factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information beginning on page 6 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus and the documents incorporated herein and therein by reference before deciding to invest in our common stock.

Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “INDP”.

5

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk set forth below, as well as the risks described in our most recent Quarterly Report on Form 10-Q and other reports we file with the SEC, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	Indaptus’ plans to develop and potentially commercialize its technology;
●	the timing and cost of Indaptus’ planned investigational new drug application and any clinical trials;
●	the completion and receiving favorable results in any clinical trials;
●	Indaptus’ ability to obtain and maintain regulatory approval of any product candidate;
●	Indaptus’ ability to protect and maintain its intellectual property and licensing arrangements;
●	Indaptus’ ability to develop, manufacture and commercialize its product candidates;
●	the risk of product liability claims, the availability of reimbursement, the influence of extensive and costly government regulation; and
●	Indaptus’ estimates regarding future revenue, expenses capital requirements and the need for additional financing following the Merger.

We believe these forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in greater detail in the most recent Quarterly Report on Form 10-Q for the quarterly period ending on June 30, 2021under the heading “Risk Factors.” Given these uncertainties, you should not rely upon forward-looking statements as predictions of future events.

All forward-looking statements attributable to us or persons acting on our behalf speak only as of the date hereof and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law. In evaluating forward-looking statements, you should consider these risks and uncertainties and not place undue reliance on our forward-looking statements.

6

SELECTED FINANCIAL DATA

On July 26, 2021, after the close of trading, Intec Israel effected a 1-for-4 reverse share split of its outstanding ordinary shares, as well as reduced its authorized shares from 17,500,000 ordinary shares to 4,375,000 ordinary shares. Any fraction of an ordinary share that would otherwise have resulted from the reverse share split was rounded up to the next whole number.

The following selected financial data has been derived from Intec Israel’s audited financial statements included in Intec Israel’s Annual Report on Form 10-K filed with the SEC on March 16, 2021, and Intec Israel’s unaudited financial statements included in Intec Israel’s Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021, each of which is incorporated by reference herein, as adjusted to reflect the one-for-four reverse share split for all periods presented. Intec Israel unaudited financial statements included in Indaptus’ (successor to Intec Israel) Quarterly Report on Form 10-Q filed with the SEC on August 16, 2021, gave retroactive effect to the one-for-four reverse share split for all periods presented.

As reported (quarterly financial data unaudited)

	Years Ended December 31,
(in thousands, except share and per share amounts)	2020	2019
Net loss	$(14,128)	$(47,599)
Net loss per share, basic and diluted	$(4.08)	$(28.18)
Weighted average ordinary shares outstanding, basic and diluted	3,461,069	1,688,811
Ordinary shares outstanding at year end	4,321,296	1,811,431

	Three Months Ended March 31,
	2021	2020
Net loss	$(4,229)	$(3,870)
Net loss per share, basic and diluted	$(0.96)	$(1.65)
Weighted average ordinary shares outstanding, basic and diluted	4,418,779	2,345,880
Ordinary shares outstanding at period end	4,502,578	2,665,500

As adjusted for one-for-four reverse share split (unaudited)

	Years Ended December 31,
(in thousands, except share and per share amounts)	2020	2019
Net loss	$(14,128)	$(47,599)
Net loss per share, basic and diluted	$(16.03)	$(107.58)
Weighted average ordinary shares outstanding, basic and diluted	881,289	442,433
Ordinary shares outstanding at year end	1,096,346	468,880

	Three Months Ended March 31,
	2021	2020
Net loss	$(4,229)	$(3,870)
Net loss per share, basic and diluted	$(3.77)	$(6.38)
Weighted average ordinary shares outstanding, basic and diluted	1,120,717	606,700
Ordinary shares outstanding at period end	1,141,667	682,397

7

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. All net proceeds from the sale of the shares of common stock covered by this prospectus will go to the selling stockholders. We expect that the selling stockholders will sell their shares of common stock as described under “Plan of Distribution.”

We may receive proceeds from the exercise of the pre-funded warrants and warrants. If all of the pre-funded warrants, warrants and placement agent warrants mentioned above were exercised for cash in full, the proceeds would be approximately $32 million. We intend to use the net proceeds of such warrant exercise, if any, for our securities in this offering for working capital purposes. Pending application of the net proceeds for the purposes as described above, we may invest the net proceeds in short-term, interest-bearing securities, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government. We can make no assurances that any of the pre-funded warrants, warrants or placement agent warrants will be exercised, or if exercised, that they will be exercised for cash, the quantity of which will be exercised or in the period in which they will be exercised.

8

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those shares of common stock issued upon exercise of pre-funded warrants and warrants issued in the August 2021 Private Placement as well as shares of common stock issuable upon exercise of placement agent warrants issued in the August 2021 Private Placement. The following table sets forth the number and percentage of shares of our common stock beneficially owned by the selling stockholders as of August 13, 2021, taking into account number of shares that may be offered under this prospectus and the number and percentage of our shares of common stock beneficially owned by the selling stockholders assuming all of the shares offered under this prospectus are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholders. The information in the table below and the footnotes thereto regarding shares of our common stock to be beneficially owned after the offering under this prospectus assumes the sale of all shares of our common stock being offered by the selling stockholders under this prospectus. The percentage of shares of our common stock owned prior to and after the offering under this prospectus is based on 5,405,963 shares of our common stock outstanding as of August 13, 2021. Unless otherwise indicated in the footnotes to this table, we believe that the selling stockholders have sole voting and investment power with respect to the shares of our common stock indicated as beneficially owned.

Except for the transaction described in Prospectus Summary, neither the selling stockholders nor any of their affiliates, officers, directors or principal equity holders have held any position or office or had any other material relationship with us or our affiliates within the past three years. Other than with respect to H.C. Wainwright & Co., LLC, or H.C. Wainwright, which acted as our placement agent in the August 2021 Private Placement, Intec Israel’s placement agent in the private placement in May 2020 and Intec Israel’s underwriter in the underwritten public offering in February 2020, except for the ownership of the pre-funded warrants, warrants, and placement agent warrants issued, pursuant to prior financings of Intec Israel, the selling stockholders have not had any material relationship with us within the past three years.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders named below and any donees, pledgees, transferees or other successors-in-interest selling shares of our common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale related transfer.

The number of shares in the column “Maximum Number of Shares Offered” represents all of the shares of our common stock that the selling stockholders may offer under this prospectus. The fourth column assumes the sale of all the shares of our common stock offered by the selling stockholders under this prospectus and that the selling stockholders do not acquire any additional shares of our common stock before the completion of the offering under this prospectus. However, because the selling stockholders may sell all or some of the shares offered under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares of our common stock that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. The selling stockholders may sell some, all or none of the shares of our common stock offered under this prospectus. We do not know how long the selling stockholders will hold the shares of our common stock offered under this prospectus before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares of our common stock.

Under the terms of the pre-funded warrants, warrants and placement agent warrants issued in the August 2021 Private Placement, a selling stockholder may not exercise such warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised.

9

	Ownership Before Offering						Ownership After Offering
Selling Stockholder	Number of shares of common stock beneficially owned		Percentage of common stock beneficially owned		Maximum number of shares of common stock offered		Number of shares of common stock beneficially owned		Percentage of common stock beneficially owned
Armistice Capital Master Fund, Ltd.(1)	5,517,046	(2)(3)	102.05%	(2)	5,454,546	(2)(4)	62,500	(2)(5)	1.16%
Charles Worthman(6)	1,364	(7)	*		1,364		—		0%
Craig Schwabe(6)	4,602	(8)	*		4,602		—		0%
Michael Vasinkevich(6)	87,443	(9)	1.62%		87,443		—		0%
Noam Rubinstein(6)	42,955	(10)	*		42,955		—		0%

*	Denotes less than 1%.

(1)	The shares of common stock are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. All of the shares are issuable only upon exercise of pre-funded warrants and warrants, both of which are subject to certain beneficial ownership limitations. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Ave, 7th Floor, New York, NY 10022.

(2)	Assumes the exercise of all pre-funded warrants and warrants held by Armistice Capital Master Fund Ltd., even though all such warrants are subject to beneficial ownership limitations of 4.99% that prevent Armistice Capital Master Fund Ltd. from exercising any number of warrants to the extent such exercise would result in it owning more than 4.99% of the Company’s outstanding shares of common stock.

(3)	Represents (i) 62,500 shares of common stock issuable upon exercise of warrants originally issued in Intec Israel’s February 2020 financing, after giving effect to the Domestication Merger and the Reverse Share Splits, and (2) 2,727,273 shares of common stock issuable upon exercise of pre-funded warrants and 2,727,273 shares of common stock issuable upon exercise of warrants issued in the August 2021 Private Placement.

(4)	Represents 2,727,273 shares of common stock issuable upon exercise of pre-funded warrants and 2,727,273 shares of common stock issuable upon exercise of warrants issued in the August 2021 Private Placement.

(5)	Represents 62,500 shares of common stock issuable upon exercise of warrants originally issued in Intec Israel’s February 2020 financing, after giving effect to the Domestication Merger and the Reverse Share Splits.

(6)	Referenced person is affiliated with H.C. Wainwright, a registered broker dealer, which served as the placement agent for the August 2021 Private Placement. Each of Noam Rubinstein, Charles Worthman, Michael Vasinkevich and Craig Schwabe have a registered address of 430 Park Ave, 3rd Floor, New York, NY 10022.

(7)	Represents 1,364 shares of common stock issuable upon exercise of placement agent warrants issued in the August 2021 Private Placement.

(8)	Represents 4,602 shares of common stock issuable upon exercise of placement agent warrants issued in the August 2021 Private Placement.

(9)	Represents 87,443 shares of common stock issuable upon exercise of placement agent warrants issued in the August 2021 Private Placement.

(10)	Represents 42,955 shares of common stock issuable upon exercise of placement agent warrants issued in the August 2021 Private Placement.

10

PLAN OF DISTRIBUTION

The selling stockholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of our common stock offered under this prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock offered under this prospectus by the selling stockholders. We will bear all fees and expenses incident to our obligation to register the shares of our common stock offered under this prospectus

The selling stockholders may sell all or a portion of the shares of our common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of our common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of our common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling stockholders may use any one or more of the following methods when disposing of shares of our common stock or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell shares of our common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an over-the-counter distribution;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the effective date of the registration statement of which this prospectus forms a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of our common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the selling stockholders to include the pledgee, transferee, or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

11

In connection with the sale of shares of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of our common stock in the course of hedging the positions it assumes. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the shares of our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of our common stock offered under this prospectus, which shares of our common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect certain transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, Inc., or FINRA; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to the selling stockholders from the sale of the shares of our common stock offered under this prospectus will be the purchase price of the shares of common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents. We will not receive any of the proceeds from the offering under this prospectus.

The selling stockholders also may resell all or a portion of the shares of our common stock offered under this prospectus in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of our common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of our common stock may be underwriting discounts and commissions under the Securities Act. The selling stockholders are subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the shares of our common stock to be sold, the name of the selling stockholders, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless the shares been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and any other person participating in a sale of shares of our common stock registered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any other participating person. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of our common stock against certain liabilities, including liabilities arising under the Securities Act.

12

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by McDermott Will & Emery LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Intec Pharma Ltd. for the year ended December 31, 2020 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Intec Pharma Ltd.’s ability to continue as a going concern as described in Note 1(b) to the consolidated financial statements) of Kesselman & Kesselman, Certified Public Accountant (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Decoy as of December 31, 2020 and 2019, and for each of the years then ended, have been incorporated by reference herein in reliance upon the report of Haskell & White LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 and 2019 financial statements contains an explanatory paragraph that states that Decoy has limited liquidity and has incurred recurring losses and negative cash flows from operations since inception, and that these conditions, among others, raise substantial doubt about Decoy’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

Prior to January 1, 2019, Intec Israel was subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, Intec Israel filed reports, including annual reports on Form 20-F, with the SEC. Intec Israel also furnished to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our stockholders. Intec Israel was also exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to stockholders and its officers, directors and principal stockholders were exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

Effective January 1, 2019, Intec Israel was required, and Indaptus is now required, to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive in certain respects, and which must be filed more promptly, than the forms available to a foreign private issuer. In addition, Intec Israel was required, and Indaptus is now required, to comply with U.S. proxy requirements and Regulation FD (Fair Disclosure) and our officers, directors and principal stockholders are subject to the beneficial ownership reporting and short-swing profit recovery requirements in Section 16 of the Exchange Act.

Indaptus has filed a registration statement under the Securities Act with the SEC with respect to the securities of Indaptus Therapeutics, Inc. that were issued pursuant to the Merger Agreement. You may inspect and copy the registration statement at any of the addresses listed above. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as Intec Israel, that file documents electronically with the SEC. The address of that site on the worldwide web is http://www.sec.gov. The information on the SEC’s web site is not part of this proxy statement/prospectus, and any references to this web site or any other web site are inactive textual references only.

13

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we or Intec Israel, our predecessor, have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

●	The audited financial statements of Decoy for the years ended December 31, 2020 and 2019 and the unaudited pro forma combined financial statements for the year ended December 31, 2020 giving effect to the Merger included in the Registration Statement on Form S-4 (File No. 333-255389), filed by Indaptus and Intec Israel as co-registrants with the SEC on May 12, 2021;

●	Intec Israel’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 16, 2021;

●	Intec Israel’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 17, 2021;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on June 28, 2021 and August 16, 2021, respectively;

●	Intec Israel’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items), filed with the SEC on the following dates: February 8, 2021; March 15, 2021; April 30, 2021; June 22, 2021; July 16, 2021; July 23, 2021; July 29, 2021; and August 6, 2021; and

●	Our Current Reports on Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items), filed with the SEC on the following dates: June 22, 2021; July 16, 2021; July 23, 2021; July 29, 2021; August 6, 2021 (two); and August 16, 2021 (two).

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Nir Sassi, Chief Financial Officer, 3 Columbus Circle, 15th Floor, New York, NY 10019.

14

5,590,910 Shares

INDAPTUS THERAPEUTICS, INC.

COMMON STOCK

PROSPECTUS

, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The fees and expenses payable by us in connection with this registration statement are estimated as follows:

SEC Registration Fee	$5,246
Accounting Fees and Expenses	$12,500
Legal Fees and Expenses	$20,000
Printing Fees and Expenses	$2,000
Total	$39,746

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

●	any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of ours, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-1

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Document

5.1*	Opinion of McDermott Will & Emery LLP

23.1*	Consent of Kesselman & Kesselman, Certified Public Accountant (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm

23.2*	Consent of Haskell & White LLP, independent registered public accounting firm

23.3*	Consent of McDermott Will & Emery LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney

*	Filed herewith

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

II-2

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that No statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that No statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, NY, on the 16th of August, 2021.

INDAPTUS THERAPEUTICS, INC.

By:	/s/ Jeffrey A. Meckler
Name:	Jeffrey A. Meckler
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTED, that each director and officer of Indaptus Therapeutics, Inc., whose signature appears below hereby appoints Jeffrey A. Meckler and Nir Sassi, and each of them severally, his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all supplements amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys- in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jeffrey A. Meckler	Chief Executive Officer and Director	August 16, 2021
Jeffrey A. Meckler	(principal executive officer)

/s/ Nir Sassi	Chief Financial Officer	August 16, 2021
Nir Sassi	(principal financial officer and principal accounting officer)

/s/ Michael J. Newman, Ph.D.	Chief Scientific Officer and Director	August 16, 2021
Michael J. Newman, Ph.D.

/s/ Dr. Roger J. Pomerantz	Chairman	August 16, 2021
Dr. Roger J. Pomerantz

/s/ William B. Hayes	Director	August 16, 2021
William B. Hayes

/s/ Hila Karah	Director	August 16, 2021
Hila Karah

/s/ Hoonmo Lee	Director	August 16, 2021
Hoonmo Lee

/s/ Anthony J. Maddaluna	Director	August 16, 2021
Anthony J. Maddaluna

/s/ Brian O’Callaghan	Director	August 16, 2021
Brian O’Callaghan

II-4